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                     CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Merrill Corporation on Forms S-8 (File No. 33-46275 and File No. 33-52623) of our report dated November 22, 1993, except as to Notes 8 and 10, for which the date is December 31, 1993, on our audit of the financial statements of May Printing Company as of September 30, 1993, and for the nine-month period ended September 30, 1993, which report is included in Form 8-K/A.



                                       Coopers & Lybrand

Minneapolis, MN
March 21, 1994